SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                     FORM 8-K

                                  CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

    Date of report (Date of earliest event reported):  November 26, 1997

                        BANKERS TRUST NEW YORK CORPORATION
              (Exact name of registrant as specified in its charter)

                                     NEW YORK
                  (State or other jurisdiction of incorporation)


                  1-5920                              13-6180473
         (Commission file number)          (IRS employer identification no.)

    130 LIBERTY STREET, NEW YORK, NEW YORK               10006
    (Address of principal executive offices)          (Zip Code)


    Registrant's telephone number, including area code:  (212) 250-2500





         Item 5. Other Events.

                   On November 26, 1997, the Registrant entered into an Amendment to Rights Agreement (the "Amendment") with Harris Trust and Savings Bank, successor to Morgan Shareholder Services Trust Company, as Rights Agent, amending the Rights Agreement, dated as of February 22, 1988 (the "Rights Agreement"), between the Registrant and the Rights Agent. Pursuant to the Amendment, the Registrant has restated the Rights Agreement as the Amended and Restated Rights Agreement, filed as Exhibit 99.1 hereto, to reflect the amendments contained therein. The following is a description of the Rights Agreement.

                   On February 16, 1988, the Board of Directors of Bankers Trust New York Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share (the "Common Shares"), of the Company. The dividend is payable on February 26, 1988 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company a one one-hundredth interest in a share of Series C Junior Participating Preferred Stock, without par value (the "Preferred Shares"), of the Company, at a price of $480 per one one-hundredth interest in a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and Harris Trust Company of New York, as Rights Agent (the "Rights Agent").

                   Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

                   The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for trans-


                                   Page 2 of 7





         fer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                   The Rights are not exercisable until the Distribution Date. The Rights will expire on February 26, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

                   The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or
         (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                   The number of outstanding Rights and the number of one one-hundredths interests in a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

                   Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have




                                   Page 3 of 7





         100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

                   Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

                   In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

                   At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                   With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.




                                   Page 4 of 7






                   At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                   The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 20% to not less than the greater of (i) the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any Person and (ii) 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                   Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                   The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at $.01 per Right prior to the time that a person or group has acquired beneficial ownership of 20% or more of the Common Shares.

                   The Amended and Restated Rights Agreement, dated as of February 22, 1988, as amended as of November 26, 1997, between the Company and Harris Trust and Savings Bank, as Rights Agent, specifying the terms of the Rights, and the exhibits thereto are attached hereto as Exhibit 99.1 and are incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibit.

         Item 7.   Exhibits.

                   99.1 Amended and Restated Rights Agreement dated as
                        of February 22, 1988, as amended as of November 26, 1997, between Bankers Trust New York
                        Corporation and Harris Trust and Savings
                        Bank, which includes the form of Certifi-




                                   Page 5 of 7





                        cate of Amendment creating the Series C Junior Participating Preferred Stock, without par value, of Bankers Trust New York Corporation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C. Pursuant to the Amended and Restated Rights Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person or group has acquired beneficial ownership of 20% or more of the Common Shares or the tenth day after a person commences or announces its intention to commence a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Common Shares.







































                                   Page 6 of 7





                                    SIGNATURE

                   Pursuant to the requirements of the Securities

         Exchange Act of 1934, the registrant has duly caused this

         report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated:  November 26, 1997
                                        BANKERS TRUST NEW YORK
                                        CORPORATION


                                        By/s/ James T. Byrne, Jr.
                                        James T. Byrne, Jr.
                                        Senior Vice Presitdent




























                                   Page 7 of 7





                                INDEX TO EXHIBITS

         Exhibit
         Number    Exhibit


         99.1 Amended and Restated Rights Agreement dated as of February 22, 1988, as amended as of November 26, 1997, between Bankers Trust New York Corporation and Harris Trust and Savings Bank, which includes the form of Certificate of Amendment creating the Series C Junior Participating Preferred Stock, without par value, of Bankers Trust New York Corporation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C. Pursuant to the Amended and Restated Rights Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person or group has acquired beneficial ownership of 20% or more of the Common Shares or the tenth day after a person commences or announces its intention to commence a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Common Shares